News Release
February 14, 2024
SSR MINING PROVIDES AN UPDATE ON INCIDENT AT ÇÖPLER
DENVER – SSR Mining Inc. (Nasdaq/TSX: SSRM; ASX: SSR) (“SSR Mining” or the “Company”) provides an update on the incident at Çöpler.
A significant slip occurred at the Çöpler heap leach pad at approximately 6:30am ET on February 13, 2024. At present, we can confirm nine individuals are unaccounted for at site and our efforts right now continue to focus on locating our colleagues who are missing and ensuring that all our people are accounted for and safe. All operations at the mine remain suspended.
The health, safety, and well-being of our employees, contractors, and their families are and continue to be our number one priority. Emergency response teams are actively focused on search and rescue efforts as we work to locate the unaccounted for employees. Over four-hundred personnel from the Türkiye national disaster relief agency are on scene to assist in the rescue efforts.
SSR Mining is providing its full cooperation to the regulators on site, and we want to thank them for their assistance.
Our emergency response protocol has also been focused on containment and environmental sampling, with the support of third-party experts. Preliminary surface water sampling has been conducted and to date all samples are within the normal values. Further information will be publicly disclosed as it becomes available.
Cautionary Note Regarding Forward-Looking Information and Statements
Certain statements contained in this news release constitute forward-looking information within the meaning of applicable securities laws. Forward-looking information may be contained in this document and our other public filings. Forward-looking information relates to statements concerning our outlook and anticipated events or results and, in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts.
Forward-looking information and statements in this news release are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking information and statements are based are reasonable, undue reliance should not be placed on the forward-looking information and statements because we can give no assurance that they will prove to be correct. Forward-looking information and statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this news release. You should not place undue reliance on forward-looking information. Forward-looking information are only predictions based on our current expectations and our projections about future events. Actual results may vary from such forward-looking information for a variety of reasons including, but not limited to, risks and uncertainties disclosed in our filings on our website at www.ssrmining.com, on SEDAR at www.sedarplus.ca, on EDGAR at www.sec.gov and on the ASX at www.asx.com.au and other unforeseen events or circumstances. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events.

About SSR Mining
SSR Mining Inc. is a leading, free cash flow focused gold company with four producing operations located in the USA, Türkiye, Canada, and Argentina, combined with a global pipeline of high-quality development and exploration assets. Over the last three years, the four operating assets combined have produced on average more than 700,000 gold-equivalent ounces annually. SSR Mining is listed under the ticker symbol SSRM on the Nasdaq and the TSX, and SSR on the ASX.
SSR Mining Contacts:
F. Edward Farid, Executive Vice President, Chief Corporate Development Officer
Alex Hunchak, Vice President, Investor Relations
SSR Mining Inc.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046
To receive SSR Mining’s news releases by e-mail, please register using the SSR Mining website at www.ssrmining.com.

SSR Mining Inc.	PAGE 2